Exhibit 99.2
CA, Inc.
Script for Webcast on September 1, 2009 announcing CEO plans to retire
Operator
Ladies and gentlemen welcome to today’s CA conference call. Just a quick reminder that today’s call is being recorded. At this time, I’d like to turn the conference over to Kelsey Doherty. Ms. Doherty, please go ahead.
Kelsey Doherty
Thank you and good afternoon, everyone. I am Kelsey Doherty, Senior Vice President of Investor Relations for CA. Joining me today are John Swainson, our Chief Executive Officer, Bill McCracken, our current Chairman who is assuming a new role as Interim-Executive Chairman, and Nancy Cooper, our Chief Financial Officer.
Bill will kick off the call to discuss today’s news release. John will follow. Then, Nancy will provide some color on the fiscal year ‘10 guidance we reaffirmed this afternoon. At the conclusion of the call Bill, John and Nancy will be available to take your questions.
As a reminder, a recording of this conference call will be available on our investor relations website at investor.ca.com. The information we will share on this call is effective as of today’s date and will not be updated.
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With that, I’ll turn the call over to Bill McCracken.
Bill McCracken — CA — Interim Executive Chairman
Thanks, Kelsey. Good afternoon and thank you for joining us.
By now you have read the press release announcing that John Swainson will retire from CA effective December 31, or upon the appointment of his successor or at the discretion of the Board.
I’d like to start by thanking you, John, personally and on behalf of the Board of Directors for all that you have done for CA over the past five years.
John and the team at CA have made incredible progress, transforming CA and repositioning the Company for its next phase of growth.
When John joined CA in 2004, he arrived at an organization that was going through some very difficult times, having just signed a Deferred Prosecution Agreement. Under his leadership, CA firmly closed the door on that chapter of its history and moved on. Few companies survive what CA went through. It is testament to the dedication, hard work and resiliency of John and CA’s employees that the Company is what it is today: The world’s leading independent IT management software company.
Under John’s direction:
•	CA built a leadership team of high quality, seasoned senior executives and a talented, dedicated employee base of more than 13,000;

•	Executed on initiatives designed to improve and strengthen relationships with our more than 4,500 customers worldwide;

•	Enhanced and repositioned its product portfolio through internal development and targeted acquisitions. Over the past five years CA has built its mainframe franchise, established leadership in the distributed space and positioned the Company to take advantage of growth opportunities presented by emerging technologies such as virtualization and cloud computing; and,

•	Significantly improved management of the business, streamlining processes and implementing systems that make the CA of today more effective, efficient and able to quickly capitalize on opportunities in the marketplace.
Any one of these undertakings could tie up a Company for years. John and his CA team kept focused, accomplishing all of this in a competitive market that will leave stragglers at the side of the road.
During John’s tenure operating margins improved 50 percent, while earnings per share almost doubled. These accomplishments have been reflected in CA’s 14 consecutive quarters of solid financial performance and recent upgrades by all three rating agencies to investment grade.
We are clearly seeing good momentum across our businesses and are on the path to growth.
In that light, CA at all levels of our organization has been focusing on the road ahead — and what it takes to drive this Company to the next level.
We are well positioned to take a larger role in re-shaping the next generation data center. When we talk with our customers, they emphasize the need to have comprehensive management, not only to effectively handle all of the complexity of their current IT environment — but to prepare for the next wave of technologies such as virtualization and cloud computing.

At no other time in recent history has there been a greater need for companies to optimize the effectiveness of their IT, driving competitive advantage in the market place, while at the same time holding costs down.
CA’s Board and management team agree that the time for us to capitalize on this opportunity is right now.
I’d now like to turn the call over to John.
John ...
John Swainson — CA — CEO
Thank you very much, Bill. Once again, good afternoon everyone and thank you, again, for joining us.
As Bill said, we feel CA is standing at a turning point.
Our re-building phase is over.
As you have heard me say many times in the past year, my number-one goal has shifted to growth. And, we are off to a good start this year with first quarter results demonstrating growth in all of our major financial metrics.
But, growth for CA is more than what is reported on a quarterly basis — it is all about having the right long term strategy, the right products, strong customer relationships and an understanding and focus on what it takes to realize sustained and balanced growth.

With the fundamental business problems solidly behind — and with new technology paradigms like cloud computing in front of us — we are now in the best position we have ever been to realize the opportunities that are before us.
So, why am I retiring from CA now?
Simply put, it’s the right time for me and for CA.
I came to CA with the goal of helping get the Company back on its feet — and to be a company that is trusted, valued, and respected by our customers, shareholders, employees and communities. I knew from the beginning that this was going to be challenging, but I also knew that this was something that we could and would achieve. Even when we hit some bumps in the road, my belief never waned. So, having achieved what we set out to do, we have been looking to the future.
We have made steady progress in our business — we have a deep team of executives at CA; a broad IT management product portfolio; competitive market placement and a loyal base of valued customers. I feel comfortable that the Company is well positioned and believe now is the time for me to retire from CA and hand the leadership to someone who can see the Company through its growth phase.
At the Board’s request, I will stay on as CEO throughout the transition process. I told them that I am committed making the process smooth and seamless.
During the transition period, I will be focusing on customers and development topics. In addition, I will be working closely with the Board as it carefully considers candidates for the CEO position.
My goal continues to be the same as it was five years to ago: To make the Company the best that it can be and to fulfill its potential as the leader in the IT management software market.

I plan to speak with you again on our next quarterly earnings call and will now turn the call back to Bill.
Bill McCracken — CA — Interim Executive Chairman
Thanks, John.
The Board has initiated a search for John’s successor and will be evaluating both internal and external candidates. Identifying the best talent to lead CA during its growth phase is of paramount importance to the Board and we will work with a great sense of urgency to find this individual.
Before we conclude I would like to briefly turn the call over to Nancy to provide some color on the fiscal year ‘10 guidance we reaffirmed this afternoon.
Nancy Cooper — CA — Chief Financial Officer
Thank you, Bill.
Good afternoon everyone.
As you know, there will be expenses associated with this leadership transition — approximately $0.02 in the second quarter. For the full year, we have sufficient expense initiatives to contain this impact. On the revenue front we expect second quarter to be our most difficult year-over-year compare. However, we remain confident in the high end of our full-year revenue range.
Let me reiterate that the fundamentals of our business remain unchanged and the team is focused on execution.

With that, we will open the call up to questions. Operator, please poll for questions.
Questions
Concluding Summary:
Bill McCracken — CA — Interim Executive Chairman
Thank you all for your questions.
Again, John. Thank you for all that you have done for CA over the past five years.
In closing let me make a few points.
First, the Board and management team are focused on identifying the best talent to lead CA through its next phase of growth.
Second, we are committed to executing this CEO transition as smoothly and seamlessly as possible.
Third, we reaffirmed our 2010 outlook this afternoon
And, finally we are confident in the business and the opportunities we see ahead of us in the market.
Thank you for joining us. Operator this concludes this afternoon’s call.